Exhibit 10.11

Execution Copy

English Translation

Ming Guan

Xiaobo Jia

Shanghai Lashou Information Technology Co., Ltd.

AND

Beijing Lashou Network Technology Co., Ltd.

Proxy Agreement

in respect of

Beijing Lashou Network Technology Co., Ltd.

June 22, 2011

Proxy Agreement

THIS PROXY AGREEMENT (“this Agreement”) is made and entered into as of June 22, 2011 by and among:

1.               Ming Guan

ID card number: 210102197810186038

2.               Xiaobo Jia

ID card number: 410103196009049010

(Ming Guan and Xiaobo Jia are hereinafter individually referred to as a “Shareholder” and collectively referred to as the “Shareholders”.)

3.               Shanghai Lashou Information Technology Co., Ltd. (the “WFOE”)

Registered address: Room 801, 7# Building, No.328 Jiajian Highway, Malu Town, Jiading District, Shanghai

4.               Beijing Lashou Network Technology Co., Ltd. (the “Company”)

Registered address: No.1-1251, East Cuiliu Street, West Changhong Road, Liangxiang, Fangshan District, Beijing

(In this Agreement, all the parties above are hereinafter individually referred to as a “Party” and collectively as the “Parties”.)

WHEREAS,

1.               The Shareholders are all the existing shareholders of the Company, holding 100% of the equity interest in the Company;

2.               The Shareholders intend to entrust the individual designated by the WFOE with the exercise of their voting rights in the Company and the WFOE consents to designate such individual for the entrustment hereunder.

NOW, THEREFORE, the Parties, after friendly negotiations, hereby agree below:

Article 1 Voting Right Entrustment

1.1         The Shareholders hereby irrevocably undertake that they shall execute a Power of Attorney in both substance and form as set out in Annex 1 upon the execution of this Agreement, entrusting the individual then designated by the WFOE (hereinafter, the “Agent”) to exercise the following rights entitled to them as the Company’s shareholders pursuant to the then-effective articles of association of the Company

(collectively the “Entrusted Rights”):

(1)          As the proxy of the Shareholders, proposing to convene and attending the shareholders’ meetings of the Company pursuant to the Company’s articles of association;

(2)          Exercising voting rights on behalf of the Shareholders on all issues (including but not limited to appointment and election of the directors and other senior management members that shall be appointed and dismissed by the Shareholders) required to be discussed and resolved by the shareholders’ meeting;

(3)          Other shareholder voting rights under the articles of association of the Company (including such other shareholder voting rights as provided after amendment to such articles of association).

The precondition of the above authorization and entrustment is that the Agent is a PRC citizen and the WFOE consents to such authorization and entrustment. When and only when a written notice is issued by the WFOE to the Shareholders with respect to the replacement of the Agent, the Shareholders shall immediately authorize any other PRC citizen then designated by the WFOE to exercise the Entrusted Rights; the new Power of Attorney shall, once executed, supersede the previous one. Except for the above circumstances, the Shareholders shall not revoke the entrustment and authorization granted to the Agent.

1.2         The Agent shall perform the entrusted obligations lawfully with diligence and duty of care within the authorization scope hereunder. The Shareholders shall acknowledge and be liable in respect of any legal consequences arising from the Agent’s exercise of the aforesaid Entrusted Rights.

1.3         The Shareholders hereby acknowledge that in exercising the aforesaid Entrusted Rights, the Agent is not required to seek the prior opinions of the Shareholders. However, the Agent shall inform the Shareholders in a timely manner of any resolution or proposal on convening an interim shareholders’ meeting after such resolution or proposal is made.

Article 2 Right to Information

2.1         For the purpose of exercising the Entrusted Rights hereunder, the Agent is entitled to have access to the information including the Company’s operation, business, clients, finance, staff, etc. and to relevant materials of the Company. The Company shall fully cooperate with the Agent in this regard.

Article 3 Exercise of Entrusted Rights

3.1         The Shareholders shall provide sufficient assistance to the Agent for its exercise of the Entrusted Rights, including prompt execution of the resolutions of the shareholders’ meeting of the Company or other related legal documents made by the Agent when necessary (e.g., when the submission of such documents is necessary for the approval of, or registration or filing with government authorities).

3.2         If at any time within the term of this Agreement, the granting or exercise of the Entrusted Rights hereunder is unenforceable for any reason (except for default by the Shareholders or the Company), the Parties shall immediately seek a substitute provision that is closest to the unenforceable provision and, if necessary, enter into a supplementary agreement to amend or adjust the provisions herein, so as to ensure the fulfillment of the purpose hereof.

Article 4 Exemption and Indemnification

4.1         The Parties acknowledge that in any event, the WFOE shall not be required to be liable for or make any economic or other indemnification to any other Party hereto or any third party as a result of the exercise of the Entrusted Rights hereunder by the individual that is designated by the WFOE.

4.2         The Shareholders and the Company agree to indemnify and hold harmless the WFOE against all losses which it suffers or may suffer in connection with the Agent’s exercise of the Entrusted Rights, including but not limited to, any loss resulting from any litigation, demand, arbitration and claim initiated by any third party against them as well as losses from administrative investigation or penalty by government authorities. However, the losses arising as a result of the intentional misconduct or gross negligence of the agent shall be excluded from indemnification.

Article 5 Representations and Warranties

5.1         The Shareholders hereby severally and jointly represent and warrant to the WFOE as follows:

5.1.1                        The Shareholders are PRC citizens with full capacity and with full and independent legal status and legal capacity, have obtained appropriate authorization to execute, deliver and perform this Agreement and may act independently as a subject of actions.

5.1.2                        The Shareholders have full power and authority to execute and deliver this Agreement and all other documents to be entered into by them which are related to the transaction contemplated hereunder, as well as to consummate such transaction. This Agreement shall be duly and lawfully executed and delivered by the Shareholders and shall constitute the legal and binding obligations, enforceable against them in accordance with the terms hereof.

5.1.3                        The Shareholders are the registered lawful shareholders of the Company as of the effective date hereof, and except for the rights created by this Agreement as well as the Equity Interest Pledge Agreement and the Exclusive Call Option Agreement among the Shareholders, the Company and the WFOE, there are no third party rights in respect of the Entrusted Rights. Pursuant to this Agreement, the Agent may completely and sufficiently exercise the Entrusted Rights in accordance with the then-effective articles of association of the Company.

5.2         The WFOE and the Company hereby respectively represent and warrant as follows:

5.2.1                        each of them is a limited liability company duly organized and validly existing under the laws of the country where it is registered, with an independent corporate personality, and has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions.

5.2.2                        each of them has the full internal power and authority to execute and deliver this Agreement and all other documents to be entered into by it related to the transaction contemplated hereunder, and has the full power and authority to consummate such transaction hereunder.

5.3         The Company further represents and warrants as follows:

5.3.1                        The Shareholders are the registered lawful shareholders of the Company as of the effective date hereof, and except for the rights created by this Agreement as well as the Equity Interest Pledge Agreement and the Exclusive Call Option Agreement among the Shareholders, the Company and the WFOE, there are no third party rights in respect of the Entrusted Rights. Pursuant to this Agreement, the Agent may completely and sufficiently exercise the Entrusted Rights in accordance with the then-effective articles of association of the Company.

Article 6 Term of Agreement

6.1         Subject to the provisions of Article 6.2 hereof, this Agreement shall take effect upon due execution by the Parties. This Agreement shall be valid for twenty (20) years, unless this Agreement is prematurely terminated with the written agreement of the

Parties or pursuant to the provisions of Article 9.1 hereof. Upon expiration of this Agreement, this Agreement shall be automatically extended for one (1) year and the same extension method shall apply thereafter, unless the WFOE notifies the other Parties not to extend this Agreement thirty (30) days in advance.

6.2         If, upon the expiry of business duration, the Company or the WFOE fails to handle the approval and registration procedures concerning the extension of business duration, this Agreement shall be terminated.

6.3         If, with the WFOE’s prior written consent, the Shareholder transfers all its equity interest in the Company to WFOE or any entity designated by the WFOE, this Agreement shall be automatically terminated.

Article 7 Notices

7.1         Any notice, request, demand and other correspondence required by or made pursuant to this Agreement shall be in writing and delivered to the relevant Party.

7.2         The above notice or other correspondence shall be deemed to have been given upon delivery when it is transmitted by facsimile; or upon handover to the receiver when it is delivered in person; or five (5) days after posting when it is delivered by mail.

Article 8 Confidentiality Obligations

8.1         Whether this Agreement is terminated or not, the Parties shall keep in strict confidence the trade secrets, proprietary information, customer information and all other information of a confidential nature (collectively, the “Confidential Information”) about the other Parties known during the execution and performance of this Agreement. The Party receiving the Confidential Information shall not disclose any Confidential Information to any other third party, except with the prior written consent of the Party disclosing the Confidential Information or unless such disclosure is required in accordance with relevant laws and regulations or the requirements of the place where the affiliate of a Party is a public company. The Party receiving the Confidential Information shall not use or indirectly use any Confidential Information, other than for the purpose of performing this Agreement.

8.2         The following information is not part of the Confidential Information:

(a)          any information previously known by the receiving Party by lawful means, as can be shown by written evidence;

(b)         any information entering the public domain not due to the fault of the receiving Party; or

(c)          any information lawfully received by the receiving Party from other source after receiving the information.

8.3         The receiving Party may disclose the Confidential Information to its related employees, agents or engaged professionals, provided that the receiving Party shall ensure that the above persons comply with the relevant terms and conditions hereof and bear any liability arising from their breach of the relevant terms and conditions hereof.

8.4         Notwithstanding any other provisions herein, the validity of this Article shall survive the termination of this Agreement.

Article 9 Defaulting Liabilities

9.1         The Parties agree and acknowledge that, if any Party (hereinafter the “Defaulting Party”) commits material breach of any provision hereof, or materially fails to perform or delays the performance of any obligation hereunder, such breach, failure or delay shall constitute a default under this Agreement (hereinafter a “Default”), then the non-defaulting Party (hereinafter the “Non-defaulting Party”) shall be entitled to demand the Defaulting Party to remedy such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to remedy such Default or take remedial measures within such reasonable period or within ten (10) days following the written notice given by the Non-defaulting Party requiring such Default to be remedied, then

9.1.1                        If the Shareholder or the Company is the Defaulting Party, the WFOE has the right to terminate this Agreement and require the Defaulting Party to indemnify all the damages

9.1.2                        If the WFOE is the Defaulting Party, the Non-defaulting Party has the right to require the Defaulting Party to indemnify all the damages and except as otherwise provided by law, it has no right to terminate or cancel this Agreement in any event.

9.2         Notwithstanding any other provisions herein, the validity of this Article shall survive the suspension or termination of this Agreement.

Article 10 Miscellaneous

10.1             This Agreement is made in Chinese in four (4) counterparts, with each Party hereto holding one (1).

10.2             The execution, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by the laws of the People’s Republic of China.

10.3             Any dispute arising hereunder and in connection herewith shall be settled through consultations among the Parties, and if no agreement regarding such dispute can be reached by the Parties within thirty (30) days upon its occurrence, such dispute shall be submitted to the China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in Beijing in accordance with its effective arbitration rules at the time of submission, and the arbitral award shall be final and binding on the Parties.

10.4             Any rights, powers and remedies granted to any Party by any provision herein shall not preclude any other rights, powers and remedies available to such Party in accordance with laws and other provisions hereunder, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of any other rights, powers and remedies available to it.

10.5             No failure or delay by a Party to exercise any of its rights, powers and remedies hereunder or in accordance with law (hereinafter the “Party’s Rights”) shall be construed as a waiver of the Party’s Rights, nor will the waiver of any single or partial exercise of the Party’s Rights preclude its exercise of the Party’s Rights in any other way and other Party’s Rights.

10.6             The headings of the articles herein are for reference only, and in no event shall such headings be used in or affect the interpretation of the provisions hereof.

10.7             Each provision contained herein shall be severable and separable from other provisions. If at any time one or several provisions herein become invalid, illegal or unenforceable, the validity, legality or enforceability of other provisions herein shall not be affected thereby.

10.8             Any amendments or supplements to this Agreement shall be in writing and shall become effective upon due execution by the Parties hereto.

10.9             Without the WFOE’s prior written consent, the other Parties shall not transfer any of their rights and/or obligations hereunder to any third party. The Shareholders and the Company hereby agree that the WFOE has the right to transfer any of its rights and/or obligations hereunder to any third party upon written notice to the Shareholders and the Company.

10.10       This Agreement shall be binding on the legal successors of the Parties.

10.11       Each Shareholder shall bear the joint liability for the obligations of another Shareholder hereunder.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

(SIGNATURE PAGE)

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

Ming Guan
By:	/s/ Ming Guan

Xiaobo Jia
By:	/s/ Xiaobo Jia

Shanghai Lashou Information Technology Co., Ltd.
(Seal)

By:	/s/ Bo Wu (Company seal of Shanghai Lashou Information Technology Co., Ltd. is affixed)
Name: Bo Wu
Title: Legal Representative

Beijing Lashou Network Technology Co., Ltd.
(Seal)

By:	/s/ Ming Guan (Company seal of Beijing Lashou Network Technology Co., Ltd. is affixed)
Name: Ming Guan
Title: Legal Representative

Beijing Lashou Network Technology Co., Ltd.

Proxy Agreement — Signature Page

Annex 1:

Power of Attorney

This Power of Attorney (hereinafter, “this Power of Attorney”) was signed by Ming Guan (identity card number: 210102197810186038) on June 22, 2011 and issued to Ming Guan (identity card number: 210102197810186038) (hereinafter, the “Agent”).

I, Ming Guan, hereby grant the Agent the full right to, as my agent and in my name, exercise  my following rights as the shareholder of Beijing Lashou Network Technology Co., Ltd. (hereinafter, the “Company”):

(1)          As my agent, proposing to convene and attending the shareholders’ meetings according to the Company’s articles of association;

(2)          As my agent, exercising voting rights on all issues (including but not limited to appointment and election of the directors and other senior management members that shall be appointed and dismissed by the shareholders’ meeting) required to be discussed and resolved by the shareholders’ meeting;

(3)          As my agent, exercising other shareholder voting rights under the articles of association of the Company (including such other shareholder voting rights as provided after amendment to such articles of association).

I hereby irrevocably acknowledge that unless Shanghai Lashou Information Technology Co., Ltd.(“WFOE”) directs me to change the Agent, this Power of Attorney shall continue in force until the expiration or premature termination of the Proxy Agreement dated June 22, 2011 by and among the WFOE, the Company and the Company’s shareholders.

Name: Ming Guan

By:	/s/ Ming Guan
Date: June 22, 2011

Beijing Lashou Network Technology Co., Ltd.

Proxy Agreement — Signature Page

Power of Attorney

This Power of Attorney (hereinafter, “this Power of Attorney”) was signed by Xiaobo Jia (identity card number: 410103196009049010) on June 22, 2011 and issued to Xiaobo Jia (identity card number: 410103196009049010) (hereinafter, the “Agent”).

I, Xiaobo Jia, hereby grant the Agent the full right to, as my agent and in my name, exercise  my following rights as the shareholder of Beijing Lashou Network Technology Co., Ltd. (hereinafter, the “Company”):

(1)          As my agent, proposing to convene and attending the shareholders’ meetings according to the Company’s articles of association;

(2)          As my agent, exercising voting rights on all issues (including but not limited to appointment and election of the directors and other senior management members that shall be appointed and dismissed by the shareholders’ meeting) required to be discussed and resolved by the shareholders’ meeting;

(3)          As my agent, exercising other shareholder voting rights under the articles of association of the Company (including such other shareholder voting rights as provided after amendment to such articles of association).

I hereby irrevocably acknowledge that unless Shanghai Lashou Information Technology Co., Ltd.(“WFOE”) directs me to change the Agent, this Power of Attorney shall continue in force until the expiration or premature termination of the Proxy Agreement dated June 22, 2011 by and among the WFOE, the Company and the Company’s shareholders.

Name: Xiaobo Jia

By:	/s/ Xiaobo Jia
Date: June 22, 2011

Beijing Lashou Network Technology Co., Ltd.

Proxy Agreement — Signature Page